Exhibit 99.1







For:     Immediate Release                           Contact: Larry Lentych
         April 28, 2005                                       574 235 2000

                                                              Andrea Short
                                                              574 235 2000

              1ST SOURCE INCOME UP 36.72 PERCENT IN FIRST QUARTER,
                                DIVIDEND REPORTED

     South Bend, IN -- 1st Source Corporation (Nasdaq: SRCE), parent company of 1st Source Bank today reported net income of $6.94 million for the first quarter of 2005, up 36.72 percent over the $5.08 million in the first quarter of 2004.

     Diluted net income per share of common stock for the first quarter of 2005 amounted to $0.33 compared with $0.24 for the first quarter of 2004, an increase of 37.50 percent. Return on average common shareholders' equity for 1st Source Corporation was 8.60 percent compared to 6.43 percent for the first quarter of 2004, and return on average total assets was 0.84 percent compared to 0.63 percent a year ago.

     At its April meeting, the Board of Directors approved a first quarter cash dividend of $0.12 per common share, an increase of 20.00 percent over the first quarter cash dividend in 2004. The cash dividend will be payable on May 16, 2005, to shareholders of record May 9, 2005.

     Christopher J. Murphy III, Chairman and Chief Executive Officer, commented on the first quarter by saying, "Our credit quality continues to show improvement and this quarter is no exception. Over the last three years, we have taken 71 aircraft back in repossession, and are pleased that 70 of them have been sold in an orderly manner, leaving us with only one left for disposition. Interest rate margin compression continues but recent changes in short term rates could lead to some improvement in subsequent quarters."

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Page 2 - April 28, 2005
1st Source Corporation

     Mr. Murphy continued, "This is also a time of growth in our community banking markets. We have opened three new banking centers in Northern Indiana so far this year including replacement facilities in Chesterton and on the Saint Mary's College campus, as well as a new in-store banking center in the Martin's Super Market in Granger. All in all, it has been a productive first quarter."

     As of March 31, 2005, the common  equity-to-assets ratio for 1st Source was
9.78 percent, down from 9.93 percent a year ago. Common shareholders' equity was $326.63 million, up 2.12 percent from March 31, 2004. At the end of the first quarter of 2005, total assets were $3.34 billion, up 3.68 percent from a year ago. Loans and leases increased 4.73 percent and deposits increased 7.74 percent from a year ago.

     For the first quarter of 2005, 1st Source's provision for loan and lease losses was $(0.42) million as compared to $0.10 million for the first quarter of 2004. Net charge-offs were $0.60 million for the first quarter of 2005 compared to $0.10 million in the first quarter of 2004. The resulting reserve for loan and lease losses as of March 31, 2005, was 2.75 percent of total loans and leases, compared to 3.22 percent as of March 31, 2004. The ratio of nonperforming assets to net loans and leases was 1.10 percent on March 31, 2005, compared to 1.45 percent for the same period last year.

     Tax-equivalent net interest income was $24.25 million for the first quarter, down 8.39 percent from 2004's first quarter, and the net interest margin was 3.15 percent versus 3.53 percent in the first quarter of 2004.

     Noninterest income for the first quarter 2005 was $17.70 million, up 26.22 percent from the first quarter of 2004. The predominant factor behind the increase in 2005 was an increase in mortgage banking income, primarily due to mortgage servicing rights recovery of $1.09 million in the first quarter of 2005 versus mortgage servicing rights impairment of $3.23 million for the same period in 2004. Other factors affecting noninterest income include decreased equipment rental income and increased investment security and other investment gains.

     Noninterest  expense was $31.67  million for the first quarter  2005,  down
2.07 percent from the first quarter of 2004, primarily due to decreased loan collection and repossession expense, offset by increased salaries and employee benefits and net occupancy expense.

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Page 3 - April 28, 2005
1st Source Corporation

     1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The corporation includes 63 banking centers in 15 counties, 5 Trustcorp Mortgage offices in Indiana and Ohio, and 23 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

     1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq stock market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Incorporated; Crowell, Weedon & Company; FTN Midwest Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Lehman Brothers, Incorporated; Morgan Stanley & Company, Inc.; Prudential Equity Group, Incorporated; RBC Capital Markets; Sandler O'Neill & Partners; Stifel, Nicolaus & Company, Incorporated; William Blair & Company and UBS Capital Markets.

     1st Source's floating rate cumulative trust preferred security is traded on the Nasdaq stock market under the symbol "SRCEO." The rate for the second quarter, 2005 is 5.09 percent. Marketmakers in those securities are Stifel, Nicolaus & Company, Incorporated and UBS Capital Markets.

     Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," "should," and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or

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Page 4 - April 28, 2005
1st Source Corporation

assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

     1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

                                      # # #
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

1ST SOURCE CORPORATION                                                  Page 5
1ST QUARTER 2005 FINANCIAL HIGHLIGHTS
(Unaudited-Dollars in thousands except Per Share Data)
                                                                         THREE MONTHS ENDED
                                                                                MARCH
                                                                    2005                     2004
                                                                -----------                ---------
END OF PERIOD BALANCES

       Assets                                                   $  3,341,453             $ 3,222,713
       Loans and leases                                            2,278,995               2,176,113
       Deposits                                                    2,589,939               2,403,990
       Reserve for loan and lease losses                              62,647                  70,045
       Intangible assets                                              22,931                  25,561
       Common shareholders' equity                                   326,629                 319,860

AVERAGE BALANCES

       Assets                                                   $  3,338,667             $ 3,250,559
       Earning assets                                              3,124,749               3,016,130
       Investments                                                   777,542                 740,804
       Loans and leases                                            2,278,249               2,199,040
       Deposits                                                    2,589,092               2,413,793
       Interest bearing liabilities                                2,580,918               2,514,040
       Common shareholders' equity                                   327,535                 317,571

INCOME STATEMENT DATA

       Net interest income                                      $     23,604             $    25,762
       Net interest income - FTE                                      24,253                  26,475
       (Recovery of)/provision for loan and lease losses                (421)                    101
       Noninterest income                                             17,695                  14,019
       Noninterest expense                                            31,674                  32,342
       Net income                                                      6,944                   5,079

PER SHARE DATA

       Basic net income per common share                        $      0.34              $     0.25
       Diluted net income per common share                             0.33                    0.24
       Cash dividends per common share                                 0.120                   0.100
       Book value per common share                                    15.77                   15.42
       Market value - High                                            25.840                  24.900
       Market value - Low                                             20.390                  20.960
       Basic weighted average common shares outstanding           20,719,596              20,727,035
       Diluted weighted average common shares outstanding         21,041,812              21,035,918

KEY RATIOS

       Return on average assets                                        0.84 %                  0.63 %
       Return on average common shareholders' equity                   8.60                    6.43
       Average common shareholders' equity to average assets           9.81                    9.77
       End of period tangible common equity to tangible assets         9.15                    9.21
       Net interest margin                                             3.15                    3.53
       Efficiency: expense to revenue                                 74.51                   76.79
       Net charge-offs to average loans and leases                     0.11                    0.02
       Loan and lease loss reserve to loans and leases                 2.75                    3.22
       Nonperforming assets to loans and leases                        1.10                    1.45

ASSET QUALITY

      Loans and leases past due 90 days or more                 $        206             $       230
      Nonaccrual and restructured loans and leases                    21,281                  23,356
      Other real estate                                                1,438                   2,541
      Repossessions                                                    1,459                   6,234
      Equipment owned under operating leases                           1,282                     280
      Total nonperforming assets                                      25,666                  32,641

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

1ST SOURCE CORPORATION                                                   Page 6
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
                                                        March 31, 2005         March 31,2004
                                                         -----------------------------------
ASSETS
------
Cash and due from banks                                  $    86,955            $    78,134
Federal funds sold and
   interest bearing deposits with other banks                 26,252                  1,055
Investment securities available-for-sale, at fair value
     (amortized cost of $740,662 and $723,011
     at March 31, 2005 and 2004, respectively)               733,786                729,924

Mortgages held for sale                                       79,591                 81,650

Loans and leases - net of unearned discount:
  Commercial and agricultural loans                          431,750                407,166
  Auto, light truck and environmental equipment              269,361                244,444
  Medium and heavy duty truck                                274,097                224,912
  Aircraft financing                                         423,017                458,788
  Construction equipment financing                           200,601                211,388
  Loans secured by real estate                               579,388                538,066
  Consumer loans                                             100,781                 91,349
                                                         ------------           ------------
Total loans and leases                                     2,278,995              2,176,113
   Reserve for loan and lease losses                         (62,647)               (70,045)
                                                         ------------           ------------
Net loans and leases                                       2,216,348              2,106,068

Equipment owned under operating leases
     (net of accumulated depreciation)                        44,552                 62,994
Premises and equipment                                        37,581                 38,093
Accrued income and other assets                              116,388                124,795
                                                         ------------           ------------

Total assets                                             $ 3,341,453            $ 3,222,713
                                                         ============           ============

LIABILITIES
-----------
Deposits:
  Noninterest bearing                                    $   402,004            $   378,209
  Interest bearing                                         2,187,935              2,025,781
                                                         ------------           ------------
Total deposits                                             2,589,939              2,403,990

Federal funds purchased and securities
  sold under agreements to purchase                          194,247                248,779
Other short-term borrowings                                   97,401                109,842
Long-term debt and mandatorily redeemable securities          18,027                 23,181
Subordinated notes                                            59,022                 56,444
Accrued expenses and other liabilities                        56,188                 60,617
                                                         ------------           ------------
Total liabilities                                          3,014,824              2,902,853


SHAREHOLDERS' EQUITY
--------------------
Preferred stock; no par value                                      -                      -
Common stock; no par value                                     7,578                  7,578
Capital surplus                                              214,001                214,001
Retained earnings                                            120,387                103,529
Cost of common stock in treasury                             (11,096)                (9,512)
Accumulated other comprehensive (loss)/income                 (4,241)                 4,264
                                                         ------------           ------------
Total shareholders' equity                                   326,629                319,860
                                                         ------------           ------------

Total liabilities and shareholders' equity               $ 3,341,453            $ 3,222,713
                                                         ============           ============

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

1ST SOURCE CORPORATION                                        Page 7
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)

                                                                  Three Months Ended
                                                                       March 31,
                                                               -----------   ---------
                                                                  2005          2004
                                                               -----------   ---------
Interest income:
  Loans and leases                                             $ 33,637      $ 32,454
  Investment securities, taxable                                  3,818         4,289
  Investment securities, tax-exempt                               1,264         1,317
  Other                                                              77            65
                                                             -----------   ---------
Total interest income                                            38,796        38,125

Interest expense:
  Deposits                                                       12,316         9,823
  Short-term borrowings                                           1,702         1,257
  Subordinated notes                                                964           961
  Long-term debt and mandatorily redeemable securities              210           322
                                                               ----------    ---------
Total interest expense                                           15,192        12,363
                                                               ----------    ---------
Net interest income                                              23,604        25,762
(Recovery of)/provision for loan and lease losses                  (421)          101
                                                               ----------    ---------
Net interest income after
  provision for loan and lease losses                            24,025        25,661

Noninterest income:
  Trust fees                                                      3,246         3,090
  Service charges on deposit accounts                             3,963         3,706
  Mortgage banking income                                         2,767          (891)
  Equipment rental income                                         4,015         5,824
  Other income                                                    2,800         2,542
  Investment securities and other investment gains (losses)         904          (252)
                                                               ----------    ---------
Total noninterest income                                         17,695        14,019
                                                               ----------    ---------
Noninterest expense:
  Salaries and employee benefits                                 18,544        15,754
  Net occupancy expense                                           2,102         1,833
  Furniture and equipment expense                                 2,642         2,584
  Depreciation - leased equipment                                 3,323         4,536
  Supplies and communication                                      1,343         1,432
  Loan and lease collection and repossession expense               (134)        1,055
  Other  expense                                                  3,854         5,148
                                                               ----------    ---------
Total noninterest expense                                        31,674        32,342
                                                               ----------    ---------
Income before income taxes                                       10,046         7,338
Income tax expense                                                3,102         2,259
                                                               ----------    ---------
Net income                                                      $ 6,944      $  5,079
                                                               ==========    =========

The NASDAQ Stock Market Symbol:  "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com